Goodwin Procter LLP Counsellors at Law Exchange Place Boston, MA 02109	T: 617.570.1000 F: 617.523.1231

(j)(1)

April 28, 2014

VIA EDGAR

U.S. Securities and Exchange Commission

Division of Investment Management

100 F Street, NE

Washington, DC 20549

Voya Variable Funds (formerly ING Variable Funds), Voya Strategic Allocation Portfolios, Inc. (formerly ING Strategic Allocation Portfolios, Inc.), Voya Money Market Portfolio (formerly ING Money Market Portfolio), Voya Intermediate Bond Portfolio(formerly ING Intermediate Bond Portfolio), and Voya Balanced Portfolio, Inc. (formerly ING Balanced Portfolio, Inc.)

7337 E. Doubletree Ranch Road

Scottsdale, Arizona 85258

Re:	Voya Variable Funds (formerly ING Variable Funds)

Post-Effective Amendment No. 92 to Registration Statement on Form N-1A

File Nos. 002-51739; 811-02514

Voya Strategic Allocation Portfolios, Inc. (formerly ING Strategic Allocation Portfolios, Inc.)

Post-Effective Amendment No. 48 to Registration Statement on Form N-1A

File Nos. 033-88334; 811-08934

Voya Money Market Portfolio (formerly ING Money Market Portfolio)

Post-Effective Amendment No. 80 to Registration Statement on Form N-1A

File Nos. 002-53038; 811-02565

Voya Intermediate Bond Portfolio (formerly ING Intermediate Bond Portfolio)

Post-Effective Amendment No. 86 to Registration Statement on Form N-1A

File Nos. 002-47232; 811-02361

Voya Balanced Portfolio, Inc. (formerly ING Balanced Portfolio, Inc.)

Post-Effective Amendment No. 53 to Registration Statement on Form N-1A

File Nos. 033-27247; 811-05773

Ladies and Gentlemen:

Reference is hereby made to the following: (i) Post-Effective Amendment No. 92 to the Registration Statement on Form N-1A of Voya Variable Funds (formerly ING Variable Funds) (“VVF”), (ii) Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of Voya Strategic Allocation Portfolios, Inc. (formerly ING Strategic Allocation Portfolios, Inc.) (“VSAPI”), (iii) Post-Effective Amendment No. 80 to the Registration Statement on Form N-1A of Voya Money Market Portfolio (formerly ING Money Market Portfolio) (“VMMP”), (iv) Post-Effective Amendment No. 86 to the Registration Statement on Form N-1A of Voya Intermediate Bond Portfolio (formerly ING Intermediate Bond Portfolio)(“VIBP”), (v) Post-Effective Amendment No. 53 to the Registration Statement on Form N-1A of Voya Balanced Portfolio, Inc. (formerly ING Balanced Portfolio, Inc.) (“VBPI”) (each of “VVF”, “VSAPI”, “VMMP” “VIBP”, and “VBPI” hereinafter referred to as a “Registrant”). Each of (i) through (vi) is being filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended (each of which is referred to herein as a “Registration Statement”), together with the exhibits indicated as being filed therewith.

Voya Strategic Allocation Portfolios, Inc.

Voya Variable Funds

Voya Money Market Portfolio

Voya Intermediate Bond Portfolio

Voya Balanced Portfolio, Inc.

We hereby consent to the references to our firm as legal counsel for each Registrant in the applicable Registration Statement. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP